Exhibit 10.2
LICENSE AGREEMENT

This License Agreement (this "Agreement") is made and entered into as of this 17 day of May 2022, by and between ZipRecruiter, Inc., a Delaware corporation (“Licensor”), and Moov Technologies Inc., a Delaware corporation (“Licensee”), with reference to the following facts:

R E C I T A L S:

A.Licensor is the tenant under that certain Commercial Lease dated November 8, 2016, as amended by that certain First Amendment to Commercial Lease dated August 31, 2017 and that certain letter from Landlord dated September 24, 2019 exercising its termination option with respect to the Expansion Premises (collectively, “Master Lease”), with Cousins Fund II Phoenix III, LLC, a Delaware limited liability company (“Landlord”), pursuant to which Licensor leased from Landlord and Landlord leased to Licensor certain space consisting of approximately 27,135 rentable square feet of space (the “Premises”) located on the second (2nd) floor of the Hayden Ferry Lakeside III building located at 40 E. Rio Salado Parkway, Tempe, Arizona 85281 (the “Building”), as more particularly described in the Master Lease.

B.Licensee desires to license from Licensor and Licensor desires to license to Licensee the Premises, upon the terms, covenants and conditions set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Master Lease.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.Grant of License. Licensor hereby grants to Licensee a license to use the Premises upon the terms and conditions herein contained. Licensee hereby accepts the Premises in its “as is” condition and configuration, and agrees that neither Licensor not Licensor’s agents have made any representations or warranties of any kind, express or implied, regarding the Premises or the Building. Licensee agrees that Licensor does not have any obligation to perform any work or otherwise prepare the Premises for Licensee’s use. During the Term (as defined below), Licensee shall have access to the Premises at all times, subject to the terms of the Master Lease and applicable laws. The Premises shall not be subject to remeasurement or modification during the Term.

2.Use. Licensee shall be entitled to use the License Area throughout the term of this Agreement for general office use consistent with the operation of a first-class office building in the Tempe, Arizona area and for no other purposes unless Licensee receives the prior written approval of Licensor, which approval may be withheld in Licensor’s sole and absolute discretion.

3.Term. The term of this Agreement (the “Term”) shall commence on the full execution and delivery of this Agreement and consent thereto by Landlord (the “Commencement Date”), and shall continue until October 31, 2022 (the “Termination Date”), unless earlier terminated pursuant to the terms of this Agreement. If Licensee fails to timely vacate the Premises on or before January 15, 2023, then the License Fee payable by Licensee hereunder shall increase to the amount charged to Licensor by Landlord for the Premises as a result of Licensor’s holdover under the terms of the Master Lease.

4.License Fee. As consideration for this Agreement, Licensee agrees to pay to Licensor an amount equal to $28,125.00 per month (the “License Fee”), without notice or demand at such place as Licensor may designate from time to time in the form of a check or currency which, at the time of payment, is the legal tender for private or public debts in the United States of America, payable in advance on or prior to the first

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(1st) day of each and every calendar month during the Term, without any setoff, abatement or deduction whatsoever. If this Agreement shall expire or be terminated on a day other than the last day of any calendar month or the first month shall not be a full calendar month, the License Fee for such month shall be prorated on a per diem basis.

1.Parking. Licensee shall rent up to one half of Licensor’s total allotment of parking spaces per month from Licensor pursuant to and in accordance with the terms of the Master Lease at the prevailing market rates due under the Master Lease.

2.Compliance with Laws. Licensee covenants that it shall not use or occupy the Premises or any portion thereof or permit any other person to use or occupy the Premises or any portion thereof in any manner or for any purpose: (a) which would constitute a nuisance; (b) which would injure the reputation of the Building; (c) which would unreasonably disturb any other occupant’s use of the Building; (d) which will in any way increase the existing rate of or otherwise affect any fire or other insurance upon the Premises or any of its contents or cause a cancellation of any insurance policy with respect to the Premises or (e) which would violate the terms of the Master Lease. Licensee shall, at all times during the term of this Agreement, comply and shall cause all persons using or occupying any part of the Premises to comply with all applicable laws, rules, regulations, orders, directives and ordinances (including, but not limited to, federal, state, municipal and other agencies having any jurisdiction thereof relating to the use, operation, or condition of the Premises), together with such reasonable regulations as may from time to time be established by Licensor and/or Landlord.

3.Signs and Advertising. Licensee shall not paint, inscribe, erect or affix or permit to be painted, inscribed, erected or affixed, any sign, light, advertising, notice, placard, marquee, on or about the Premises or the Building without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion; provided, however, Licensee, at Licensee’s sole cost and expense, shall have the right to lobby, directory and suite entry signage in accordance with the Master Lease and then Building standards.

4.Personal License. Licensee understands and agrees that this Agreement is a license only and is personal to Licensee. It shall not be constructed to convey any interest whatsoever in or to real property, including, but not limited to the Premises. Licensee shall have no right to assign, enter into a sublicense or otherwise transfer or encumber this Agreement or any of Licensee’s rights hereunder. This Agreement shall not be construed as in any way granting to Licensee any leasehold or other real property interest in the Premises, it being intended that this Agreement merely grants to Licensee this license to enter upon and use the Premises during the Term in accordance with the terms and conditions hereof and shall not be deemed to grant to Licensee a leasehold or other real property interest in the Premises.

5.Independent Contractor. The relationship created by the license granted hereunder and the operation of the Premises by Licensee is that of an independent contractor and Licensee shall not be considered to be an employee or agent of Licensor nor shall anything contained herein be deemed in any way to constitute a partnership, joint venture or joint enterprise between Licensor and Licensee. Subject to the provisions of this Agreement and the Master Lease, Licensee shall have sole control, supervision, direction and responsibility over its employees and the manner and means of operating the Premises.

6.Insurance. At all times during the Term of this Agreement, Licensee shall, at Licensee’s sole cost and expense, carry and maintain the insurance required of Licensor under the Master Lease, and shall furnish to Licensor and Landlord certificates of insurance evidencing Licensee’s compliance with this Section
10. Licensee’s insurance required under this Section 10, except the worker’s compensation insurance, shall name Licensor and Landlord (and anyone required by the Landlord) as additional insureds. The commercial general liability and workers’ compensation insurance policies shall contain a waiver of subrogation in favor of Licensor and Landlord. In addition, all such insurance policies shall be primary and non-contributing and

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shall provide that they will not be cancelable nor will coverage be decreased without thirty (30) days prior written notice to Licensor.

11.Indemnification. Licensee shall indemnify, defend (with counsel reasonably approved by Licensor), protect and hold Licensor and the Landlord and their partners, members, beneficiaries, trustees, officers, directors, employees and agents harmless of and from any and all actual loss, cost, damage, injury or expense arising out of or related to claims of injury to death of persons or damage to property occurring or resulting from the use or occupancy of the Premises or activities in the Premises and/or Building and/or Licensee’s material breach of this Agreement, negligence or intentional misconduct, such indemnity to include, without limitation, the obligation to provide all reasonable, documented costs of defense against any such claims. Licensee waives all claims against Licensor and the Landlord and their members, affiliates, partners, beneficiaries, trustees, officers, directors, employees and agents for injury to persons, damage to property or to any other interests of Licensee sustained by Licensee or any person claiming through Licensee resulting from any occurrence in or upon the Premises or Building, other than if such injury or damage was a result of Licensor’s gross negligence or intentional misconduct. Licensee’s personal property which may at any time be at the Premises shall be at Licensee’s sole risk, other than damage or injury resulting from Licensor’s gross negligence or intentional misconduct.

12.Default.

(a)Licensee Default. The occurrence of any of the following shall constitute a material default and breach of this Agreement by Licensee: (A) the failure by Licensee to observe or perform any provision of this Agreement to be observed or performed by Licensee five business (5) days after receiving written notice thereof from Licensor with respect to monies owed to Licensor and ten business (10) days after receiving written notice thereof from Licensor with respect to non-payment obligations; or (B) the filing of any action taken by or against Licensee pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Licensee; the making by Licensee of any general assignment for the benefit of creditors; the appointment of a trustee or receiver to take possession of all or any portion of Licensee’s assets located in the Premises or of Licensee’s interest in this Agreement; or the attachment, execution, or other judicial seizure of all or any portion of Licensee’s assets located in the Premises or of Licensee’s interest in this Agreement.

(b)Remedies. In the event of any such default and breach by Licensee beyond all applicable notice and cure periods, then, in addition to any other remedies available to Licensor at law or in equity, Licensor shall have the immediate option to terminate this Agreement and all rights of Licensee hereunder by giving Licensee written notice of such election to terminate. In the event Licensor shall elect to so terminate this Agreement, Licensor may recover from Licensee any other amount necessary to compensate Licensor for all the detriment proximately caused by Licensee’s failure to perform its obligations under this Agreement or which in the ordinary course of things would be likely to result therefrom, and at Licensor’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. In addition, Licensee shall be liable to Licensor for all losses, damages, fines, costs and expenses (including, but not limited to, attorneys’ fees and court costs) sustained or incurred by Licensor by reason of or arising out of such material default and breach by Licensee.

13.Subordination. This Agreement shall be subordinate to and subject in all respects to the terms of, and the rights of Landlord under, the Master Lease and to any agreements to which the Master Lease is subordinate. Licensee understands, acknowledges and agrees that Landlord and the holders of any other instruments to which this Agreement is subordinate shall have no liability or obligation to perform any of the obligations of Licensor hereunder.

14.Licensor’s Right of Entry. Licensor and Landlord and their agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be required, to make repairs to or alterations of the Premises, to deal with emergencies or for any other purpose as Licensor

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or Landlord may deem necessary or desirable in accordance with the Master Lease; provided, however, that Licensor shall use commercially reasonable efforts to provide reasonable prior notice or any entries and shall not unreasonably interfere with Licensee’s operation of the Premises.

15.Surrender of Premises; Alterations. Licensee shall be obligated, upon the expiration or termination of this Agreement, to surrender the Premises in the same condition as when first occupied by Licensee, reasonable wear and tear excepted. Prior to the expiration of this Term, Licensee shall have removed all of its personal property from the Premises. If Licensee fails to remove its personal property by the end of the Term, Licensor may dispose of the personal property in such lawful manner as Licensor shall determine. Licensee shall not make any alterations or improvements to the License Area without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion. Notwithstanding anything to the contrary contained herein, Licensee shall have the right, subject to Licensor’s reasonable approval, to install telecommunications and computer wiring and conduit in the Premises, provided that, on or before the Termination Date, if required by Landlord, Licensee shall, at Licensee’s expense, remove any such telecommunications and computer wiring and conduit and repair any damage caused by such removal but Licensee shall have no obligation to remove any existing improvements or wiring in the Premises.

16.Repair Obligations. Licensee shall keep the Premises in good condition and repair, reasonable wear and tear and casualty excepted, and make repairs to and perform maintenance upon the Premises as required of Licensor under the Master Lease. Prior to performing any repair, Licensee shall give written notice to Licensor describing the necessary maintenance or repair. Upon receipt of such notice, Licensor may elect either to perform any of the maintenance or repair obligations specified in such notice, or require that Licensee perform such obligations by using contractors reasonably approved by Licensor. All such work shall be performed at Licensee’s expense.

17.Services. Licensee shall be entitled to all services and utilities supplied by Landlord under the Master Lease but Licensee shall pay at its expenses for any extra services requested by Licensee in excess of Building standard services provide in accordance with the Master Lease.

18.Security Deposit. Licensee shall deposit an amount equal to $28,125.00 (the "Security Deposit") with Licensor upon the execution of this License in cash as security for the faithful performance and observance by Licensee of the terms, covenants and conditions of this License. If Licensee defaults beyond applicable notice and cure periods with respect to any of the terms, covenants or conditions of this License, including, without limitation, the payment of the License Fee and/or any other sums payable by Licensee to Licensor under this License, Licensor may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any License Fee and/or any other sum as to which Licensee is in default including (i) any sum which Licensor may expend or may be required to expend by reason of Licensee’s default, and/or (ii) any damages to which Licensor is entitled pursuant to this License, whether such damages accrue before or after summary proceedings or other reentry by Licensor. If Licensor applies or retains any part of the Security Deposit, Licensee, upon demand, shall deposit with Licensor the amount so applied or retained so that Licensor shall have the full Security Deposit on hand at all times during the Term. If Licensee shall comply with all of the terms, covenants and conditions of this License, the Security Deposit shall be returned to Licensee within thirty (30) days after the Termination Date and after delivery of possession of the Premises to Licensor in the manner required by this License.

19.Furniture. Effective upon the commencement of this Agreement, Licensee shall have the right to use the items of furniture, fixtures and equipment set forth in Exhibit “A” attached hereto (hereinafter individually and collectively referred to herein as the “Furniture”) located in the Premises in their then current locations, at no additional cost. The Furniture shall be in substantially the same condition on the commencement of this Agreement as it was on April 29, 2022. Licensor retains the full legal title to the Furniture and Licensee shall have no right, title or interest in the Furniture. The license to use the Furniture hereunder shall be coterminous with the Term. Licensor makes no warranty, express or implied, as to any

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matter whatsoever including, without limitation, the design or condition of the Furniture, its merchantability or its fitness or capacity or durability for any particular purpose or the quality of material or workmanship of the Furniture except that it has good and marketable title to the Furniture, that it is not encumbered by any liens or subject to any right to acquire the same. Licensor shall have no liability to Licensee for any claim, loss or damage caused or alleged to be caused directly, indirectly, incidentally or consequentially by the Furniture, by any inadequacy thereof or deficiency or defect therein, by any incident whatsoever in connection therewith, arising in strict liability, negligence or otherwise, or in any way related to or arising out of this lease of the Furniture. Licensee shall not directly or indirectly create, incur, or suffer to exist any mortgage, lien, security interest, charge, encumbrance or claims on or with respect to the Furniture, title thereto or any interest therein and Licensee shall immediately, at its own expense, take such action as may be necessary to discharge any such liens. Licensee shall, at its sole expense, keep the Furniture in the condition delivered, ordinary wear and tear excepted. Licensee shall: (A) bear the entire risk of Furniture being lost, destroyed, damaged or otherwise rendered permanently unfit or unavailable for use from any cause whatsoever (hereinafter called an “Event of Loss”) after its delivery to Licensee; and (B) obtain and maintain insurance which, to the extent reasonably obtainable, insures such Furniture for “all risks” for the full replacement cost value of the Furniture new without deduction for depreciation (to the extent reasonably obtainable) of the covered items and which policies shall name Licensor as an additional insured and loss payee thereof for the Furniture. If an Event of Loss shall occur with respect to any Furniture, Licensee shall promptly repair or replace the Furniture with Furniture equal to value, at replacement cost, new without deduction for depreciation (to the extent such insurance was reasonably obtainable) of the Furniture so lost, destroyed, damaged or otherwise rendered permanently unfit or unavailable for use or replace the Furniture with furniture of like quality. Licensee shall not move any of the items comprising the Furniture nor permit any of such items to be moved from the Premises without the prior written consent of Licensor, which consent may be withheld by Licensor in its sole discretion. In addition, Licensee shall indemnify, defend, protect and hold harmless Licensor, its assignees, transferees and successors and their respective employees, officers and/or agents, from and against any losses, costs, expenses, liabilities, damages, penalties and disbursements at law or in equity, including reasonable attorneys’ fees (collectively, the “Losses”), imposed on or incurred by or asserted against the indemnified parties arising out of the leasing, use, possession, control, maintenance or operation of the Furniture by Licensee during the Term and claims for property damage or personal injury arising during the Term. All indemnities contained in this Section 19 shall survive the expiration or other termination of this Agreement and are expressly made for the benefit of, and shall be enforceable by, any or all of the indemnified parties. Licensee shall return the Furniture to Licensor in the same condition as when received, reasonable wear and tear excepted.

20.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto provided, however, that this Agreement may not be assigned by Licensee without the prior express written consent of Licensor, which consent shall be in Licensor’s sole discretion.

21.Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of Arizona.

22.Validity. If any term, covenant or condition contained herein is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall not affect any other term, covenant or condition herein contained.

23.Entire Agreement. This Agreement, and the exhibits hereto, constitute the full understanding between Licensor and Licensee as of the date first written above.

24.Modifications and Deviations. Any modifications of this Agreement or deviations from or changes to any of the terms of this Agreement must be in writing and signed by both parties hereto.

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25.Brokers. Licensee and Licensor each represent to the other that they have dealt with no broker in connection with this Agreement other than Cresa representing Licensor and Cushman & Wakefield representing Licensee. Licensor shall pay a commission to such named broker pursuant to a separate written agreement. Licensee and Licensor shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party other than the brokers named herein. The provisions of this Section 22 shall survive the expiration or earlier termination of this Agreement.

26.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument; and any signature page from any such counterpart or any electronic version thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement and any facsimile or e-mail transmission of any signature shall be deemed an original and shall bind such party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

LICENSEE:

ZipRecruiter, Inc.,
a Delaware corporation

By: /s/ Ryan Sakamoto
    Name: Ryan Sakamoto
    Its: General counsel

By:
    Name:
    Its:

LICENSOR:

Moov Technologies Inc.,
a Delaware corporation

By: /s/ Lauren Stellwag
    Name: Lauren Stellwag
    Its: operations Manager

By:
    Name:
    Its:

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